UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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AMERICAN INTERNATIONAL VENTURES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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AMERICAN INTERNATIONAL VENTURES, INC.

260 Garibaldi Avenue

Lodi, New Jersey 07644

WRITTEN CONSENT OF STOCKHOLDERS

GENERAL

      This written consent of stockholders is being furnished to certain stockholders of American International Ventures, Inc., a Delaware corporation (the "Company"), in connection with the removal of Robert Carrington and Samuel Nunnemaker as members of the Board of Directors of the Company. On October 17, 2003, a majority of directors voted in favor of a Stockholder’s vote to remove Robert Carrington and Samuel Nunnemaker as members of the Board of Directors of the Company (“Proposed Action”). The Company’s by-laws require a majority Stockholder vote in order to remove a director.

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REASONS FOR PROPOSED ACTION

In May 2002, Messrs. Carrington and Nunnemaker were appointed as officers and directors of the Company. They represented themselves to be mining professionals, and agreed to search for and identify prospective mining properties for the Company. In exchange, the Company granted each of such parties 500,000 shares of common stock at a purchase price of $0.0001 per share. On or about November 2002, Messrs. Carrington and Nunnemaker (“interested directors”), through an affiliated entity, acquired a mining property (“business opportunity”) for their own account and without the disclosing business opportunity to the Company. Approximately two months later, the interested directors offered the business opportunity to the Company; however, it was unclear whether the terms offered were identical to those under which the property was acquired by the interested directors. The remaining Board members requested that additional information, including contracts and mining data related to the acquired property, be presented to the Board in order to clarify such terms and in order for the Board to make an informed decision as to whether the Company should acquire the business opportunity. The interested directors refused to provide any information despite repeated written requests by the Board. The Company believes that the interested directors violated their fiduciary duties to the Company. As a result of these facts, Messrs. Carrington and Nunnemaker were removed as officers of the Company on May 6, 2003 by the Board. On July 3, 2003, the Company filed an action against the interested directors in Superior Court of New Jersey asserting fraud, breach fiduciary duties to the Company, and seeking the placement of a constructive trust on the mineral property acquired by their affiliate and the sale proceeds thereof, among other claims.

The Board has requested that the interested directors resign in their capacities as Board members, and they have refused to do so. As a result of their actions, the Board has authorized a Stockholder vote to remove Robert Carrington and Samuel Nunnemaker as directors of the Company.

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       A vote of Stockholders holding in excess of a majority of the voting capital stock removing the two directors of the Company is being sought from certain Stockholders of record as of October 21, 2003. If the proposed action were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting.

      The elimination of the need for a special meeting of stockholders to take such action is made possible by Section 228 of the Delaware General Corporation Law (the "DGCL") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Company’s By-Laws, holders of a majority of the shares of common stock then entitled to vote at an election of directors may remove any director.

      The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company for the action stated herein is October 21, 2003. The only voting capital stock outstanding of the Company is its common stock. On the record date, the total issued and outstanding shares of common stock of the Company was 15,598,544. The date on which this Written Consent of Stockholders was first sent to the stockholders on or about November __, 2003.

       Upon receiving the required majority of votes, the Company intends to file a notice to non-voting Stockholders in the form of a Schedule 14C Information Statement. Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other Stockholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the DGCL are afforded to the Company's stockholders as a result of the action to be taken.

OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the record date, there were 15,598,544 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table identifies, as of the Record Date, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 15,598,544  shares of common stock of the Company which are issued and outstanding as of the Record Date. Unless indicated otherwise, the address for each individual below is 260 Garibaldi Avenue, Lodi, New Jersey 07644, the address of the Company. The Company has no other capital stock outstanding.

                        Amount and Nature

                        Of Beneficial

Name and Address        Ownership(1)                  Percent of Class

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Myron Goldstein(2)           -0-                                0%

Jack Wagenti(3)           1,500,000                           9.6%

Arthur De Witt Ackerman(4)  500,000                           3.2%

Walter Salvadore(5)          57,000                           0.4%

Brian Russell(6)             50,000                           0.3%

Robert Carrington(7)        500,000                           3.2%

3025 Fairlands Drive

Reno, NV 89523

Samuel Nunnemaker(8)        500,000                           3.2%

3950 Hill View Drive

Carson City, NV 89701

Emanuel Ploumis           2,000,000                          12.8%

1160 Pilgrims Path Way

Peachbottom, Pa. 17563

Jonathan E. Downs         1,400,000                           8.9%

275 Turnpike Street

Suite 201

Canton, Ma. 02021

All officers and          3,100,000                          19.9%

directors as a

group (7 persons)

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(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). Mr. Goldstein is the Chairman of the Company.

(3). Mr. Wagenti is the Company’s President, Secretary, and Treasurer and a director of the Company. The amount includes 1,000,000 shares of common stock held by Mr. Wagenti’s spouse.

(4). Mr. Ackerman is a director of the Company.

(5). Mr. Salvadore is a director of the Company.

(6). Mr. Russell is a director of the Company.

(7). Mr. Carrington is a director of the Company.

(8). Mr. Nunnemaker is a director of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ Jack Wagenti

Jack Wagenti

President

American International Ventures, Inc.

Dated: November 21, 2003

AMERICAN INTERNATIONAL VENTURES, INC.

260 Garibaldi Ave.

Lodi, New Jersey 07644

THIS STOCKHOLDER VOTE IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned is a Stockholder of American International Ventures, Inc. (“Company”), and as of October 21, 2003 (the record date) owns of record and beneficially the shares of common stock of the Company as set forth below (“Shares”) and desires to vote the Shares as stated below.

THE UNDERSIGNED STOCKHOLDER HEREBY CASTS HIS/HER VOTE FOR ALL OF THE SHARES IN FAVOR OF THE FOLLOWING ACTIONS BY PLACING A CHECK MARK NEXT TO THE REPECTIVE BOX:

1. Removal of Robert Carrington as a member of the Board of Directors of the Company.

[ ] FOR              [ ] AGAINST        [ ] ABSTAIN

2. Removal of Samuel Nunnemaker as a member of the Board of Directors of the Company.

[ ] FOR              [ ] AGAINST        [ ] ABSTAIN

This statement, when properly executed and delivered to the Company as provided below, will be voted (cast) in favor of the above actions.  Any vote, once cast, may not be rescinded by the Stockholder.

Please execute exactly as the name appears on your stock certificate and return to the Company by facsimile at 973-471-7327. This vote must be returned to the Company by facsimile no later than December __, 2003. Upon such return, your vote will be properly recorded by the Company in favor of the above actions, and the corporate secretary will maintain this vote in the corporate minute book of the Company. In addition, please return the original copy to the Company at the address indicated above.

_______________________                         November ____, 2003

Signature

_______________________

Print Name

Number of Shares Voted: ________________

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